Exhibit 99.01

Neuralstem to Raise $1.08 Million

GERMANTOWN, MD, May 12, 2016 — Neuralstem, Inc. (Nasdaq: CUR), a biopharmaceutical company focused on the development of central nervous system therapies based on its neural stem cell technology, today announced that it has entered into a definitive agreement to sell 2,700,000 shares of its common stock and warrants to purchase 2,700,000 shares of common stock in a private placement. The securities are being sold in a private offering at a price of $0.40 per one share of common stock and one common stock purchase warrant. The warrants have an exercise price of $0.40 per share, are immediately exercisable and expire on the fifth anniversary of the date of issuance. The shares of common stock and warrants are immediately separable and will be issued separately.

Roth Capital Partners acted as financial advisor. After fees and estimated offering expenses payable by the company, the company expects to receive net proceeds of approximately $1.03 million. The offering is expected to close on or around May 24, 2016, subject to customary closing conditions.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This notice does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

For further details of the offering, please refer to the company’s Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission. The information contained herein is qualified in its entirely by such Current Report, included the exhibit attached thereto.

About Neuralstem

Neuralstem's patented technology enables the commercial-scale production of multiple types of central nervous system stem cells, which are being developed as potential therapies for multiple central nervous system diseases and conditions.

Neuralstem's ability to generate neural stem cell lines from human hippocampus, which were used for systematic chemical screening for neurogenesis effect, has led to the discovery and patenting of molecules that Neuralstem believes may stimulate the brain's capacity to generate new neurons, potentially reversing pathophysiologies associated with certain central nervous system (CNS) conditions.

The Company has completed Phase 1a and 1b trials evaluating NSI-189, its first neurogenic small molecule product candidate, for the treatment of major depressive disorder (MDD), and is currently conducting a Phase 2 efficacy study for MDD.

Neuralstem's first stem cell product candidate, NSI-566 is a spinal cord-derived neural stem cell line. The Company completed two dose-escalation safety studies for the treatment of amyotrophic lateral sclerosis (ALS), in a total of thirty patients, which met primary safety endpoints. In addition, a Phase 1 investigational study to treat paralysis due to chronic spinal cord injury was recently completed and an investigational Phase 1 study to treat paralysis from ischemic stroke is ongoing.

Cautionary Statement Regarding Forward Looking Information

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2015, and Form 10-Q for the three months ended March 31, 2016, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

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Contact:
Neuralstem – Investor Relations:
Danielle Spangler